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                                                                  EXHIBIT (a)(5)
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                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      and

              All Outstanding Shares of Series A Preferred Stock

                                      of
                              Moore Products Co.
                                      at

                     $54.71 Net Per Share of Common Stock

                                      and

               $21.88 Net Per Share of Series A Preferred Stock

                                      by

                           Malibu Acquisition Corp.

                         a wholly owned subsidiary of

                       Siemens Energy & Automation, Inc.

                    an indirect wholly owned subsidiary of

                          Siemens Aktiengesellschaft

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                               January 21, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Malibu Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Siemens Energy & Automation, Inc. ("Parent"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Moore Products Co., a Pennsylvania corporation (the "Company"), at a price of $54.71 per share of Common Stock, net to the seller in cash, without interest thereon, and all outstanding shares of Series A preferred stock, par value $1.00 per share (the "Preferred Stock" and, together with the Common Stock, the "Securities"), at a price of $21.88 per share of Preferred Stock, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith.

   We are the holder of record of Securities held for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.
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   We request instructions as to whether you wish us to tender any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

  1. The tender price for shares of Common Stock is $54.71 per share of Common Stock, net to you in cash without interest.

  2. The tender price for shares of Preferred Stock is $21.88 per share of Preferred Stock, net to you in cash without interest.

  3. The Offer is being made for all outstanding shares of Common Stock and shares of Preferred Stock.

  4. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), and has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, each class of the Company's securityholders and unanimously recommends that securityholders accept the Offer and tender their Securities pursuant to the Offer.

  5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, February 17, 2000, unless the Offer is extended.

  6. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer or otherwise acquired by Parent or any of its affiliates prior to the expiration of the Offer a number of Securities representing at least a majority of (A) the Fully Diluted Voting Power (as defined in the Offer to Purchase) and (B) (x) the outstanding shares of Preferred Stock and (y) the Fully Diluted Shares (as defined in the Offer to Purchase) and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 15 of the Offer to Purchase.

  7. Any stock transfer taxes applicable to the sale of Securities to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Securities. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Securities pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Securities in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

   If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock or shares of Preferred Stock, all such shares of Common Stock or shares of Preferred Stock will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
               MOORE PRODUCTS CO. AND ALL OUTSTANDING SHARES OF
                     PREFERRED STOCK OF MOORE PRODUCTS CO.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal in connection with the Offer by Malibu Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Siemens Energy & Automation, Inc. ("Parent"), a Delaware corporation and an indirect wholly owned subsidary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Moore Products Co., a Pennsylvania corporation (the "Company"), and all outstanding shares of Series A preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Company.

   This will instruct you to tender the number of shares of Common Stock and shares of Preferred Stock indicated below (or if no number is indicated below, all shares of Common Stock and shares of Preferred Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of shares of Common Stock tendered:* _________________________________

 Certificate Nos. (if available): ____________________________________________

 Check the box if shares of Common Stock will be tendered by book-entry transfer: [_]

 Account No: _________________________________________________________________

 Dated: _________________________________________, 2000

 Number of shares of Preferred Stock tendered:** ____

 Certificate Nos. (if available): ___________

                                   SIGN HERE

 Signature(s): _______________________________________________________________

 Please type or print address(es): ___________________________________________

 Area Code and Telephone Number: _____________________________________________

 Taxpayer Identification or Social Security Number(s): _______________________

 * Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.
** Unless otherwise indicated, it will be assumed that all shares of Preferred
   Stock held by us for your account are to be tendered.


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